Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            FANTASY SPORTS NET, INC.

                Under Section 402 of the Business Corporation Law

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                          CERTIFICATE OF INCORPORATION
                                       OF
                            FANTASY SPORTS NET, INC.

     Under Section 402 of the Business Corporation Law

     The  undersigned  for the  purposes  of forming a  corporation  pursuant to section 402 of the Business Corporation Law of the State of New York does hereby certify and set forth:

     First: The name of the corporation is:

                                 FANTASY SPORTS NET, INC.

     Second: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency other body without such approval or consent first being obtained.

     Third: The office of the corporation is to be located in the County of NEW YORK State of New York.

     Fourth: The aggregate number of shares which the corporation shall have the authority to issue is 200 shares no par value all of which shall be of one class.

     Fifth: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: FANTASY SPORTS NET, INC. c/o JOHN HUGHES LAW FIRM 421 7TH AVENUE NY, NY 10001

     In witness whereof, this certificate has been subscribed to this 4/14/98 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                            /s/ JAMES TUBBS
                                            -------------------------------
                                            JAMES TUBBS
                                            52 JAMES STREET  / SOLE
                                            ALBANY, NY 12207   INCORPORATOR